Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

Office of the Secretary of State

CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument merging

IMC Holdings LLC
Domestic Limited Liability Company (LLC)
[File Number: 800529999]

Into

IMC Holdings Inc.
Foreign For-Profit Corporation
Nevada, USA
[Entity not of Record, Filing Number Not Available]

has been received in this office and has been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the merger on the date shown below.

Dated: 08/10/2012

Effective: 08/10/2012

Hope Andrade
Secretary of State

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Phone: (512) 463-5555
Prepared by: Lisa Jones

Fax: (512) 463-5709
TID: 10343

Dial: 7-1-1 for Relay Services
Document: 436687160002